As filed with the Securities and Exchange Commission on April 4, 2008
Registration Statement No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IKON OFFICE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Ohio	5045	No. 23-0334400
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

70 Valley Stream Parkway
Malvern, Pennsylvania 19355
(610) 296-8000
(Address, including ZIP Code, and telephone number,
including area code, of registrant’s principal executive offices)

Mark A. Hershey, Esq.
Senior Vice President, General Counsel and Secretary
IKON Office Solutions, Inc.
70 Valley Stream Parkway
Malvern, Pennsylvania 19355
(610) 296-8000
(Name, address, including ZIP Code, and telephone number,
including area code, of agent for service)

Copy to:

Andrew J. Pitts, Esq.
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
(212) 474-1000

Approximate date of commencement of proposed sale to public:  As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee
Senior Unsecured Floating Rate Notes Due 2012	$150,000,000	100%	$150,000,000	$5,895(1)

(1)	Calculated pursuant to Rule 457(f) of the Securities Act and Fee Advisory #6 for Fiscal Year 2008 dated December 27, 2007 at a rate of $39.30 per $1,000,000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED          , 2008

PROSPECTUS

IKON Office Solutions, Inc.

Offer to Exchange
Up to $150,000,000 Principal Amount Outstanding of
Senior Unsecured Floating Rate Notes due 2012
for
a Like Principal Amount of
Senior Unsecured Floating Rate Notes due 2012
which have been registered under the Securities Act of 1933

We are offering to exchange registered Senior Unsecured Floating Rate Notes due 2012, or the “Exchange Notes,” for our outstanding unregistered Senior Unsecured Floating Rate Notes due 2012, or the “Original Notes.” We sometimes refer to the Original Notes and the Exchange Notes in this prospectus together as the “Notes.” The terms of the Exchange Notes are substantially identical to the terms of the Original Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended, or the “Securities Act,” and the transfer restrictions and registration rights and related additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes. The Original Notes will be exchanged for the Exchange Notes in integral multiples of $1,000 principal amount. This offer will expire at 5:00 p.m., New York City time, on          , 2008, unless we extend it. The Exchange Notes will not trade on any established exchange.

Each broker-dealer that receives Exchange Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker- dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Please see “Risk Factors” beginning on page 5 for a discussion of certain factors you should consider in connection with this exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2008.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell or a solicitation of an offer to buy the Notes in any jurisdiction or under any circumstances in which the offer or sale is unlawful. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

In this prospectus, except when indicated or where the context otherwise requires, the words “we,” “us,” “our,” “IKON” or the “Company” refer to IKON Office Solutions, Inc., together with its consolidated subsidiaries, unless the context specifically requires otherwise. Unless otherwise indicated, revenues and other income statement data in this prospectus exclude results from our discontinued operations.

Except as otherwise indicated, this prospectus speaks as of the date of this prospectus. Neither the delivery of the prospectus nor any sale of any Notes shall, under any circumstances, create any implication that there have been no changes in our affairs after the date of this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any materials that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. SEC filings by us are also available at the SEC’s Internet website at www.sec.gov.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933 (the “Securities Act”) with respect to this exchange offer. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website or at its facilities described above.

This prospectus contains summaries, believed to be accurate in all material respects, with respect to certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. You can request a copy of the indenture and other agreements referred to in this prospectus by requesting them in writing at the address or by telephone at the telephone number set forth under “Incorporation By Reference”.

To obtain timely delivery of any copies of filings requested from us, please write or telephone us no later than          , 2008.

For further information with respect to us, we refer you to the registration statement and the exhibits filed as part of the registration statement.

INCORPORATION BY REFERENCE

We are incorporating by reference the information that we file with the SEC, which means that we are disclosing important information to you in those documents. The information incorporated by reference is an important part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the termination of the offering under this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

•	Annual Report on Form 10-K for the year ended September 30, 2007, filed on November 29, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, filed on February 5, 2008; and

•	Current Reports on Form 8-K filed on October 25, 2007, November 21, 2007, December 5, 2007, December 24, 2007, December 28, 2007, January 16, 2008, January 24, 2008, February 6, 2008, March 3, 2008 and March 7, 2008.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any such statement or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

IKON Office Solutions, Inc.
70 Valley Stream Parkway
Malvern, Pennsylvania 19355
Telephone: (610) 296-8000

MARKET, RANKING AND OTHER DATA

The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on published industry sources and our estimates. Our estimates are based on information obtained from our customers, suppliers, trade and business organizations and other contacts in the markets in which we operate, together with our management’s knowledge and experience in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus or the applicable incorporated document. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. We cannot guarantee the accuracy or completeness of such information contained and incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, as well as certain statements incorporated by reference herein, constitute “forward-looking statements.” These forward-looking statements include, but are not limited to, statements regarding the following: our ability to finance current operations and execute on our strategic priorities, including growth, operational efficiency and capital strategy initiatives; earnings, revenue, cash flow, margins and results from continuing operations; our liquidity; our tax rate; the development, expansion and financial impact of our strategic alliances and partnerships, including our lease program relationships with General Electric Capital Corporation (“GE”); the conversion to a common enterprise resource planning system based on the Oracle E-Business Suite (“One Platform”) in our North American and European markets (the “One Platform Conversion”); anticipated growth rates in the digital monochrome and color equipment and our services businesses; the effect of foreign currency exchange risk; and the anticipated benefits of operational synergies related to business division integration initiatives. Although we believe the expectations contained in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward- looking statements. Such statements reflect our management’s current views of IKON with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or planned. We will not update these forward-looking statements, even though our situation may change in the future. Whether actual results will conform with our expectations and predictions is subject to a number of risks and uncertainties, including, but not limited to, risks and uncertainties relating to:

•	conducting operations in a competitive environment and a changing industry;

•	existing or future supplier relationships;

•	our lease program relationships with GE;

•	our ability to execute on our strategic priorities;

•	our One Platform Conversion and our infrastructure and productivity initiatives;

•	new technologies;

•	economic, legal and political issues associated with our international operations; and

•	our ability to maintain effective internal control over financial reporting.

All forward looking statements attributable to IKON or to persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. You should read carefully the factors described herein under the section entitled “Risk Factors,” beginning on page 6, and in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and in any subsequent filings under the Exchange Act. We do not assume any responsibility for updating forward-looking information contained in this prospectus.

SUMMARY

The following summary contains selected information about us and this offering, and does not contain all the information that may be important to you. You should read carefully this entire prospectus, including the sections in this prospectus entitled “Risk Factors”, the financial statements and the documents we have incorporated by reference.

Our Business

We are the world’s largest independent channel for document management systems and services, enabling customers in North America and Western Europe to improve document workflow and increase efficiency. IKON integrates best-in-class copiers, printers and multifunction product (“MFP”) technologies from leading manufacturers, such as Canon, Ricoh, Konica Minolta and HP, and document management software from companies like Captaris, Kofax, eCopy, EFI, EMC (Documentum), and others, to deliver tailored, high-value solutions implemented and supported by its team of global services professionals. We offer financing in the U.S. and Canada through a program agreement (the “U.S. Program Agreement”) with GE, and a rider to the U.S. Program Agreement (the “Canadian Rider”) with GE in Canada. Financing is offered to our customers in Germany through a lease program (the “German Program Agreement”) with GE in Germany, in the United Kingdom through our captive finance subsidiaries and in other European countries through third party leasing companies. We represent one of the industry’s broadest portfolios of document management services, including a unique blend of on-site and off-site managed services, professional services, customized workflow solutions and comprehensive support through our services force of over 15,000 employees, including our team of approximately 6,000 customer service technicians and support resources. We have over 400 locations throughout North America and Western Europe.

Summary of the Terms of the Exchange Offer

Background	On December 20, 2007, we completed a private placement of $150,000,000 aggregate principal amount of the Original Notes. In connection with that private placement, we entered into a registration rights agreement in which we agreed to, among other things, complete an exchange offer.

The Exchange Offer	We are offering to exchange our Exchange Notes which have been registered under the Securities Act for a like principal amount of our outstanding, unregistered Original Notes. Original Notes may only be tendered in integral multiples of $1,000 principal amount. See “The Exchange Offer — Terms of the Exchange.”

Resale of Exchange Notes	Based upon the position of the staff of the SEC as described in previous no-action letters, we believe that Exchange Notes issued pursuant to the exchange offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the Exchange Notes in the ordinary course of your business;

• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes; and

• you are not our “affiliate” as defined under Rule 405 of the Securities Act.

We do not intend to apply for listing of the Exchange Notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the exchange offer or, if developed, that such market will be sustained or as to the liquidity of any market. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes during the 180 days after the expiration of this exchange offer. See “Plan of Distribution.”

Consequences If You Do Not Exchange Your Original Notes	Original Notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such Original Notes unless:

• you are able to rely on an exemption from the requirements of the Securities Act; or

• the Original Notes are registered under the Securities Act.

After the exchange offer is closed, we will no longer have an obligation to register the Original Notes, except under some limited circumstances. See “Risk Factors — If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2008, unless we extend the exchange offer. See “The Exchange Offer — Expiration Date; Extensions; Amendments.”

Issuance of New Notes	We will issue Exchange Notes in exchange for Original Notes tendered and accepted in the exchange offer promptly following the expiration date. See “The Exchange Offer — Terms of the Exchange.”

Certain Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which we may amend or waive. See “The Exchange Offer — Conditions to the Exchange Offer.”

Special Procedures for Beneficial Holders	If you beneficially own Original Notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact such registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes, either arrange to have the Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable time. See “The Exchange Offer — Procedures for Tendering.”

Withdrawal Rights	You may withdraw your tender of Original Notes at any time before the exchange offer expires. See “The Exchange Offer — Withdrawal of Tenders.”

Accounting Treatment	We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles. See “The Exchange Offer — Accounting Treatment.”

Federal Income Tax Consequences	The exchange pursuant to the exchange offer generally will not be a taxable event for U.S. Federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the exchange or the issuance of Exchange Notes in connection with the exchange offer.

Exchange Agent	The Bank of New York is serving as exchange agent in connection with the exchange offer.

Summary of Terms of the Exchange Notes

Other than the obligation to conduct an exchange offer, the Exchange Notes will have the same financial terms and covenants as the Original Notes, which are as follows:

Issuer	IKON Office Solutions, Inc.

Securities Offered	$150,000,000 aggregate principal amount of Senior Unsecured Floating Rate Notes due 2012.

Maturity Date	The Notes mature on January 1, 2012, unless earlier redeemed or repurchased.

Interest Rate	The Exchange Notes will bear interest at a variable rate per annum equal to the sum of (i) a base rate equal to LIBOR (as defined), plus (ii) an applicable margin. The margin is equal to 5.00% until July 1, 2008 and will increase to 5.75% thereafter.

Interest Payment Dates	Interest will be payable quarterly in arrears on each January 1, April 1, July 1 and October 1.

Ranking	The Notes are unsecured and rank pari passu to existing and future unsubordinated indebtedness of IKON and are effectively subordinated to (i) secured indebtedness of IKON and (ii) all indebtedness and other liabilities of the subsidiaries of IKON.

As of December 31, 2007, on a consolidated basis:

• IKON Office Solutions, Inc. had secured indebtedness of approximately $184.1 million;

• the subsidiaries of IKON had indebtedness of approximately $159.2 million; and

• the subsidiaries of IKON had other liabilities of approximately $145.6 million.

Optional Redemption	We are entitled to redeem the Notes, in whole or in part, at any time on or prior to July 1, 2008 at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. We are entitled to redeem the Notes, in whole or in part, at any time after July 1, 2008 and on or prior to April 1, 2009 at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. We are entitled to redeem the Notes, in whole or in part, at any time after April 1, 2009 and on or prior to January 1, 2010 at a redemption price of 102% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. We are entitled to redeem the Notes, in whole or in part, at any time after January 1, 2010 at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. Any such redemption must be made upon not less than 30 and not more than 60 days’ notice. See “Description of Notes — Optional Redemption”.

Repurchase Right of Holders Upon a Change of Control of IKON	If a Change of Control of IKON, as that term is defined in “Description of Notes — Certain Definitions,” occurs, you have the right to require IKON to repurchase your Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase.

Certain Covenants	The Indenture governing the Notes, among other things, limits our ability and the ability of our restricted subsidiaries to:

• incur additional indebtedness;

• pay dividends on stock, repurchase stock, redeem subordinated debt or retire, repurchase or redeem our 7.75% senior notes due 2015 (the “2015 Notes”);

• make investments;

• guarantee other indebtedness;

• sell our assets;

• enter into agreements that restrict dividends or other distributions from restricted subsidiaries;

• enter into transactions with affiliates;

• create or assume liens;

• enter into sale and leaseback transactions; and

• engage in mergers or consolidations

All of these limitations and restrictions are subject to a number of significant exceptions. See “Description of the Notes — Certain Covenants.”

RISK FACTORS

Investing in the Notes involves risk. See the section entitled “Risk Factors” in this prospectus for a description of certain of the risks you should consider before investing in the Notes.

ADDITIONAL INFORMATION

Our principal executive offices are located at 70 Valley Stream Parkway, Malvern, PA 19355-0989 and our telephone number is (610) 296-8000. You may obtain additional information about us through our website at www.ikon.com. The information contained therein is not part of this prospectus.

RISK FACTORS

Before you decide to participate in this exchange offer, you should carefully consider these risk factors, as well as those incorporated by reference in this prospectus from our most recent annual report on Form 10-K under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other filings we may make from time to time with the SEC. If any of the following risks actually occurs, our business, financial condition, operating results and prospects could be adversely affected, which in turn could adversely affect our ability to service or repay the Notes.

Risks Related to the Notes and the Exchange Offer

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

Original Notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue Exchange Notes in exchange for the Original Notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer — Procedures for Tendering.” These procedures and conditions include timely receipt by the exchange agent of such Original Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from The Depository Trust Company).

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the exchange offer will be substantially limited. Any Original Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the Original Notes outstanding. Following the exchange offer, if you do not tender your Original Notes you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

The Notes are not guaranteed by our subsidiaries and are structurally subordinated to all of the debt and liabilities of our subsidiaries.

The Notes are not guaranteed by any of our subsidiaries and, consequently, these entities are not obligated or required to pay any amounts pursuant to the Notes or to make funds available to us in the form of dividends or advances. In addition, our right to participate in any distribution of assets of any of our subsidiaries, upon any subsidiary’s bankruptcy, liquidation, reorganization or similar proceeding, and thus your ability as a holder of the Notes to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary. Therefore, holders of the Notes should look only to our assets for payments on the Notes. As of December 31, 2007, our subsidiaries had approximately $159.2 million of indebtedness and $145.6 million of other liabilities.

Your rights to receive payments on the Notes is subject to prior claims of lenders under our credit facility.

Our secured credit facility is guaranteed on a senior secured basis by our domestic subsidiaries. In the event of our bankruptcy, liquidation or reorganization, or other event of default under our secured credit facility, the secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of the pledged assets before those assets would be available for distribution to other creditors, including holders of the Notes. Holders of the Notes would be able to participate in distributions of our remaining assets (or proceeds from the sales of those assets) ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Notes. In such event, there might not be sufficient assets remaining to pay amounts due on any or all Notes then outstanding.

Our substantial indebtedness could materially and adversely affect our business and prevent us from fulfilling our obligations under the Notes.

We currently have a substantial amount of debt. As of December 31, 2007, we had total indebtedness of approximately $973.7 million. Our significant indebtedness could have a material adverse effect on our business. For example, it could:

•	make it more difficult for us to meet our payment and other obligations under the Notes and our other indebtedness;

•	increase our vulnerability to general adverse economic industry conditions or a downturn in our business;

•	reduce the availability of our cash flow to fund working capital, capital expenditures and other general business purposes;

•	limit our flexibility in planning for, or reacting to, changes in our industry, making us more vulnerable to economic downturns;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds or raise additional financing.

If our indebtedness affects our operations in these ways, our business, financial condition, cash flow and results of operations could suffer, making it more difficult for us to satisfy our obligations under the Notes. Furthermore, the indenture governing the Notes, our credit facility and the indenture governing the 2015 Notes permit us to incur substantial amounts of additional debt provided we meet certain financial and other covenants. See the sections entitled “Description of Notes” and “Description of Other Indebtedness.” If we incur additional debt in the future, the related risks could intensify.

The covenants in our debt agreements impose restrictions that may limit our operating and financial flexibility.

The indenture governing the Notes, our secured credit facility and the indenture governing the 2015 Notes contain covenants that may restrict our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	make specified restricted payments;

•	make specified asset sales;

•	incur liens;

•	engage in transactions with affiliates;

•	issue and sell capital stock of our subsidiaries to third persons; or

•	engage in a merger, consolidation or sale of substantial assets.

Our secured credit facility also includes other more restrictive covenants that require us to achieve certain financial and operating results and maintain compliance with certain financial ratios. See the section entitled “Description of Notes — Certain Covenants.” These covenants may restrict our ability to take actions that we believe are in the best interests of IKON.

We cannot assure you that we will meet the covenants in the indenture, the indenture governing the 2015 Notes, our secured credit facility or our other debt instruments, or that the holders of the Notes, the holders of the 2015 Notes, the lenders under our secured credit facility and our other lenders will waive any failure to meet these covenants. A breach of any of these covenants would result in a default under these debt instruments and would in turn result in a default under our other debt instruments. If an event of default occurs under these debt instruments and continues beyond any applicable cure period, the lender could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If our indebtedness were to be accelerated, we cannot assure you that we would be able to pay it.

You cannot be sure that an active trading market will develop for the Exchange Notes.

The Exchange Notes are a new issue of securities for which there is currently no trading market. We do not intend to apply for listing of the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the exchange offer or, if it develops, that such market will be sustained or as to the liquidity of any market. If an active market does not develop or is not maintained, the market price and liquidity of the Exchange Notes may be adversely affected. In addition, the liquidity of the trading market in the Exchange Notes, if it develops, and the market price quoted for the Exchange Notes, may be adversely affected by changes in interest rates in the market for high yield securities and by changes in our financial performance or prospects, or the prospects for companies in our industry.

We may not be able to finance a change of control offer required by the indenture.

If we were to experience certain changes of control, the indenture governing the Notes and the indenture governing the 2015 Notes require us to offer to purchase all of the Notes and all of the 2015 Notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest to the date of purchase. If a change of control were to occur, we cannot assure you that we would have sufficient funds to purchase the Notes and the 2015 Notes. In that case, the purchase of the Notes and the 2015 Notes would require additional third-party financing, and we cannot assure you that we would be able to obtain that financing on favorable terms or at all.

In addition, our secured credit facility restricts our ability to purchase the Notes and the 2015 Notes, even when we are required to do so by the applicable indenture in connection with a change of control. Furthermore, similar change of control events will result in an event of default under our secured credit facility and could cause the acceleration of our debt thereunder. The acceleration of the indebtedness under our secured credit facility, and the inability to purchase all of the tendered Notes and the 2015 Notes, in the event of a change of control, would each constitute an event of default under the applicable indenture.

We may enter into transactions, including acquisitions, refinancings or recapitalizations, or highly leveraged transactions, that do not constitute a change of control under the indenture governing the Notes. Any of these transactions may result in an increase in our debt or otherwise affect our capital structure, harm our credit ratings or have a material adverse effect on holders of the Notes. The provisions relating to a change of control may increase the difficulty for a potential acquirer to obtain control of us.

Variable rate indebtedness subjects us to the risk of higher interest rates, which could cause our debt service obligations to increase significantly.

Certain of our borrowings, primarily borrowings under our secured credit facility and the Notes, will be at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease. Borrowings under our secured credit facility bear interest at LIBOR (the rate at which US Dollar deposits with maturities of between one and six months, as selected by us, are available in the London interbank market) plus spreads of between 0.875% and 1.500% per annum, depending on our Leverage Ratio (the ratio of our net corporate indebtedness to our corporate earnings before interest, taxes, depreciation, amortization and other adjustments, determined as set forth in the credit documentation). Our secured credit facility also permits us to borrow at the Base Rate (the higher of the prime rate of Wachovia Bank, National Association, and 1/2 of 1% per annum over the overnight Federal Funds rate) plus spreads of between 0.000% and 0.500% per annum, depending on our Leverage Ratio. Based on the net leverage ratio at (or as of)  December 31, 2007, calculated in accordance with the credit agreement, the applicable spreads are 1.25% and 0.25%. The Notes bear interest at a variable rate per annum equal to the sum of (i) a base rate to be equal to the three month LIBOR, plus (ii) an applicable margin. This margin is be equal to 5.00% until July 1, 2008, and will increase to 5.75% thereafter. Each quarter point change in the applicable three month LIBOR rate would result in a $375,000 change in our annual interest expense on the Notes. Similarly, assuming the entire amount of our secured credit facility were drawn, each quarter point change in interest rates would result in a $500,000 change in annual interest expense on our secured credit facility. In the future we may enter into interest rate swaps, involving the exchange of floating for fixed rate interest payments, to reduce interest rate volatility, although we cannot assure you that we will do so.

U.S. federal and state statutes allow courts, under specific circumstances, to void the Notes, subordinate claims in respect of the Notes and require noteholders to return payments received from us.

The issuance of the Notes by us may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by us, or by or on behalf of our unpaid creditors. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may void or otherwise decline to enforce the Notes, or subordinate the Notes to our existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when we issued the Notes or, in some states, when payments became due under the Notes, we received less than reasonably equivalent value or fair consideration and either:

•	were insolvent or rendered insolvent by reason of such incurrence;

•	were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature.

A court might also void the Notes, without regard to the above factors, if the court found that we issued the Notes with actual intent to hinder, delay or defraud our creditors. In addition, any payment in respect of the Notes by us could be voided and required to be returned to us or to a fund for the benefit of our creditors.

A court would likely find that we did not receive reasonably equivalent value or fair consideration for the Notes if we did not substantially benefit directly or indirectly from the issuance of the Notes. The use of proceeds of the Notes to repurchase our common stock increases the risk of such a finding. If a court were to void the Notes, you would no longer have a claim against us. Sufficient funds to repay the Notes may not be available from other sources. In addition, the court might direct you to repay any amounts that you already received from us in respect of the Notes.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:

•	the sum of our debts, including contingent liabilities, was greater than the fair saleable value of our assets;

•	if the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on our existing debts, including contingent liabilities, as they become absolute and mature; or

•	we could not pay our debts as they become due.

To the extent a court voids the Notes as fraudulent transfers or holds the Notes unenforceable for any other reason, holders of Notes would cease to have any direct claim against us. If a court were to take this action, our assets would be applied first to satisfy our liabilities, if any, and thereafter could be distributed pro rata to our equity holders without any payment on the Notes.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the Notes, if any, could cause the liquidity or market value of the Notes to decline.

The Notes have been rated by several nationally recognized statistical ratings organizations. The Notes may in the future be rated by additional rating agencies. We cannot assure you that any rating so assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the Notes. On March 5, 2008, Standard & Poor’s (“S&P”) announced that it has lowered our corporate credit rating to BB- from BB and removed the rating from CreditWatch. S&P stated that its rating reflects a number of factors, including industry conditions, market position, revenue growth and increased leverage, offset by the Company’s recurring revenue base and profitability. S&P’s outlook is negative.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes or the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated.

											Three Months Ended
			Fiscal Year Ended September 30								December 31
	2007		2006		2005		2004		2003		2007		2006

Ratio of Earnings to Fixed Charges	2.8	x	2.6	x	1.9	x	1.7	x	1.9	x	2.2	x	2.8x

For purposes of computing the ratio of earnings to fixed charges, earnings represent pre — tax income from continuing operations plus fixed charges (net of capitalized interest). Fixed charges represent interest (whether expensed or capitalized) and one third (the proportion deemed representative of the interest factor) of rents related to continuing operations.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the sale of the Original Notes, we entered into a registration rights agreement with the initial purchaser, under which we agreed to use our reasonable best efforts to file and have declared effective a registration statement under the Securities Act relating to the exchange offer.

We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of Exchange Notes, but not a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act, who exchanges Original Notes for Exchange Notes in the exchange offer generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acquires the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

Any holder of the Original Notes using the exchange offer to participate in a distribution of Exchange Notes cannot rely on the no-action letters referred to above. Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the exchange offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that for a period of not less than 180 days after the expiration date for the exchange offer, we will make this prospectus available to broker-dealers for use in connection with any such resale. See “Plan of Distribution.”

Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange

Upon the terms and subject to the conditions of the exchange offer, we will accept any and all Original Notes validly tendered prior to 5:00 p.m., New York time, on the expiration date for the exchange offer. Promptly after the expiration date (unless extended as described in this prospectus), we will issue an aggregate principal amount of up to $150.0 million of Exchange Notes for a like principal amount of outstanding Original Notes tendered and accepted in connection with the exchange offer. The Exchange Notes issued in connection with the exchange offer will be delivered on the earliest practicable date following the expiration date. Holders may tender some or all of their Original Notes in connection with the exchange offer, but only in $1,000 increments of principal amount.

The terms of the Exchange Notes will be identical in all material respects to the terms of the Original Notes, except that the Exchange Notes will have been registered under the Securities Act and will be issued free from any covenant regarding registration, including the payment of additional interest upon a failure to file or have declared effective an exchange offer registration statement or to complete the exchange offer by certain dates. The Exchange Notes will evidence the same debt as the Original Notes and will be issued under the same indenture and entitled to the same benefits under that indenture as the Original Notes being exchanged. As of the date of this prospectus, $150.0 million in aggregate principal amount of the Original Notes is outstanding.

In connection with the issuance of the Original Notes, we arranged for the Original Notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of The Depository Trust Company (“DTC”), acting as depositary. Except as described under “Description of Notes — Exchange of Global Notes for Certificated Notes,” Exchange Notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Description of Notes — Exchange of Global Notes for Certificated Notes.”

Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Original Notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, but certain registration and other rights under the registration rights agreement will terminate and holders of the Original Notes will generally not be entitled to any registration rights under the registration rights agreement. See “— Consequences of Failures to Properly Tender Original Notes in the Exchange Offer.”

We shall be considered to have accepted validly tendered Original Notes if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the expiration date for the exchange offer.

Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “— Fees and Expenses.”

Expiration Date; Extensions; Amendments

The expiration date for the exchange offer is 5:00 p.m., New York City time, on          , 2008, unless extended by us in our sole discretion, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended.

We reserve the right, in our sole discretion:

•	to delay accepting any Original Notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

•	to amend the terms of the exchange offer in any manner.

If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

If we determine to extend, amend or terminate the exchange offer, we will publicly announce this determination by making a timely release through an appropriate news agency.

Interest on the Exchange Notes

The Exchange Notes will bear interest at a variable rate per annum equal to the sum of (i) a base rate equal to LIBOR (as defined), plus (ii) an applicable margin from the most recent date to which interest on the Original Notes has been paid or, if no interest has been paid on such Original Notes, from December 20, 2007. The margin will initially be equal to 5.00% until July 1, 2008 and will increase to 5.75% thereafter. Interest will be payable quarterly in arrears on each January 1, April 1, July 1 and October 1.

Conditions to the Exchange Offer

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and may terminate the exchange offer as provided in this prospectus before the acceptance of the Original Notes, if prior to the expiration date:

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our reasonable judgment, might materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding relating to us or any of our subsidiaries;

•	any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

•	any law, statute, rule or regulation is proposed, adopted or enacted which in our reasonable judgment might materially impair our ability to proceed with the exchange offer; or

•	any governmental approval has not been obtained, which approval we, in our reasonable discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

•	refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders;

•	extend the exchange offer and retain all Original Notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw those Original Notes (See “— Withdrawal of Tenders” below); or

•	waive unsatisfied conditions relating to the exchange offer and accept all properly tendered Original Notes which have not been withdrawn.

Procedures for Tendering

Unless the tender is being made in book-entry form, to tender in the exchange offer, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of it;

•	have the signatures guaranteed if required by the letter of transmittal; and

•	mail or otherwise deliver the signed letter of transmittal or the signed facsimile, the Original Notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

Any financial institution that is a participant in DTC’s Book-Entry Transfer Facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s account. To validly tender Original Notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Transfer Offer Program. DTC will then edit and verify the acceptance, execute a book-entry transfer of the tendered Original Notes into the applicable account of the exchange agent at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent’s message stating that DTC has received an express acknowledgment from the participant in DTC tendering the Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the terms of the letter of transmittal against the participant. A tender of Original Notes through a book-entry transfer into the exchange agent’s account will only be effective if an agent’s message or the letter of transmittal (or facsimile) with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the exchange agent at the address set forth below under the caption “— Exchange Agent”, prior to 5:00 p.m., New York City time, on the expiration date unless the guaranteed delivery procedures described below under the caption “— Guaranteed Delivery Procedures” are complied with. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

The tender by a holder of Original Notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or Original Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner’s own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner’s Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the owners’ name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the Original Notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

In the event that signatures on a letter or transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by:

•	a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	an “eligible guarantor institution.”

If the letter of transmittal is signed by a person other than the registered holder of any Original Notes, the Original Notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

If the letter of transmittal or any Original Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes in our sole discretion. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Original Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Original Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Original Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In addition, we reserve the right, as set forth above under the caption “— Conditions to the Exchange Offer,” to terminate the exchange offer.

By tendering, each holder represents to us, among other things, that:

•	it has full power and authority to tender, sell, assign and transfer the Original Notes it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	the Exchange Notes acquired in connection with the exchange offer are being obtained in the ordinary course of business of the person receiving the Exchange Notes;

•	at the time of commencement of the exchange offer it had no arrangement with any person to participate in a distribution of such Exchange Notes;

•	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company; and

•	if the holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Guaranteed Delivery Procedures

A holder who wishes to tender its Original Notes and:

•	whose Original Notes are not immediately available;

•	who cannot deliver the holder’s Original Notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

•	who cannot complete the procedures for book-entry transfer before the expiration date;

may effect a tender if:

•	the tender is made through an eligible guarantor institution;

•	before the expiration date, the exchange agent receives from the eligible guarantor institution:

(i) a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery,

(ii) the name and address of the holder, and

(iii) the certificate number(s) of the Original Notes, if any, and the principal amount of Original Notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, (a) the certificate(s) representing the Original Notes (or a confirmation of book-entry transfer) and (b) a letter of transmittal (or facsimile thereof) with respect to such Original Notes, properly completed and duly executed, with any required signature guarantees, and any other documents required by the letter of transmittal or, in lieu thereof, an agent’s message from DTC, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, (i) the certificate(s) representing all tendered Original Notes (or a confirmation of book-entry transfer) and (ii) a letter of transmittal (or facsimile thereof) with respect to such Original Notes, properly completed and duly executed, with any required signature guarantees, and all other documents required by the letter of transmittal or, in lieu thereof, an agent’s message from DTC.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of Original Notes in connection with the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person who deposited the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn (including the certificate number(s), if any, and principal amount of such Original Notes);

•	be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender; and

•	specify the name in which any such Original Notes are to be registered, if different from that of the depositor.

If Original Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes or otherwise comply with DTC’s procedures. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any Original Notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no Exchange Notes will be issued unless the Original Notes withdrawn are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described above under “— Procedures for Tendering” at any time prior to the expiration date.

Exchange Agent

The Bank of New York has been appointed as exchange agent in connection with the exchange offer. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the exchange agent at its offices at The Bank of New York, Corporate Trust Operations, Reorganization Unit, 101 Barclay Street — Floor 7 East, New York, New York 10286. The exchange agent’s telephone number is (212) 815-5788 and facsimile number is (212) 298-1915.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and certain accounting and legal fees.

Holders who tender their Original Notes for exchange will not be obligated to pay transfer taxes. If, however:

•	Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered;

•	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the exchange offer;

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer.

Consequences of Failures to Properly Tender Original Notes in the Exchange Offer

Issuance of the Exchange Notes in exchange for the Original Notes under the exchange offer will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and the certificate(s) representing such Original Notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offer, certain registration rights under the registration rights agreement will terminate.

In the event the exchange offer is completed, we generally will not be required to register the remaining Original Notes, subject to limited exceptions. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

•	the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the exchange offer, any trading market for remaining Original Notes could be adversely affected. See “Risk Factors — Risks Related to the Notes and the Exchange Offer — If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

DESCRIPTION OF NOTES

The Original Notes were issued under an Indenture (the “Indenture”) dated as of December 20, 2007 between IKON and the Bank of New York, as trustee (the “Trustee”), in a private transaction that was not subject to the registration requirements of the Securities Act. The Exchange Notes will be issued under the Indenture and will be identical in all material respects to the Original Notes, except that the Exchange Notes will have been registered under the Securities Act of 1933 and will be free of any obligation regarding registration, including the payment of additional interest upon failure to file or have declared effective an exchange offer registration statement or to consummate an exchange offer by certain dates. Unless specifically stated to the contrary, the following description by reference to the term “Notes” applies equally to the Exchange Notes and the Original Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. A copy of the Indenture is included in the exhibits to the registration statement filed with the SEC with respect to this exchange offer and is available upon request from the Company.

You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” Certain defined terms used in this description but not defined below under the subheading “— Certain Definitions” have the meanings assigned to them in the Indenture. In this description, the word “Company” refers only to IKON Office Solutions, Inc. and not to any of its subsidiaries.

References in this description to additional interest refer to rights which may accrue with respect to the Original Notes under the Registration Rights Agreement. The Exchange Notes will not be entitled to any additional interest (other than any additional interest which may have accrued with respect to the Original Notes prior to the consummation of this exchange offer).

General

The Notes

We issued $150.0 million aggregate principal amount of Original Notes on December 20, 2007. The Notes will mature on January 1, 2012. The Company may issue an unlimited principal amount of additional notes (the “Additional Notes”) from time to time, subject to the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The Company may issue Additional Notes only if such Additional Notes will be fungible with the previously issued Notes for federal income tax purposes. The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000.

The Exchange Notes will bear interest at a variable rate per annum, reset quarterly, equal to LIBOR (as defined) plus the Applicable Margin from the most recent date to which interest on the Original Notes has been paid, or if no interest has been paid on the Original Notes, from December 20, 2007. Interest on the Exchange Notes will be payable quarterly in arrears on each January 1, April 1, July 1 and October 1, or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Company will make each interest payment to the Holders of record on the immediately preceding December 15, March 15, June 15 and September 15, as the case may be, whether or not a Business Day. As used herein, “Applicable Margin” means (a) from the Issue Date to (but excluding) July 1, 2008, 5.00% and (b) from (and including) July 1, 2008, 5.75%. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Notes are:

•	general unsecured obligations of the Company;

•	effectively subordinated to all existing and future secured Indebtedness of the Company, including the Indebtedness of the Company under the Credit Agreement, to the extent of the assets securing such Indebtedness, and to all existing and future liabilities of the Company’s Subsidiaries to the extent of the assets of such Subsidiaries;

•	pari passu in right of payment with all existing and any future unsecured unsubordinated Indebtedness of the Company;

•	senior in right of payment to all existing and future subordinated Indebtedness of the Company; and

•	structurally subordinated to all Indebtedness and liabilities, including trade payables, of the Company’s subsidiaries.

As of December 31, 2007, the Company had secured indebtedness of approximately $184.1 million and, the Company’s Subsidiaries had approximately $159.2 million of indebtedness and other liabilities of approximately $145.6 million.

As of the date of this prospectus, all of the Company’s Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” the Company is permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture.

Methods of Receiving Payments on the Notes

All payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The Trustee acts as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Optional Redemption

The Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, thereon, to, but not including, the applicable redemption date, if redeemed during the periods indicated below:

Period	Percentage

Issue Date through July 1, 2008	100.00%
July 2, 2008 through April 1, 2009	103.00%
April 2, 2009 through January 1, 2010	102.00%
After January 1, 2010	100.00%

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase upon a Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and additional interest, if any, thereon, to, but not including, the date of purchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes tendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Credit Agreement currently restricts the ability of the Company to purchase any Notes, and also provides that certain change of control events with respect to the Company would constitute a default under the Credit Agreement. Any future credit agreements or other similar agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

Restricted Payments

(A) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable (i) in Equity Interests (other than Disqualified Stock) of the Company or (ii) to the Company or any other Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to its other holders of Equity Interests on a pro rata basis) so long as, in the case of any dividend or distribution payable on or in respect of any class or series of Equity Interests issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its ownership in such class or series of Equity Interests);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by any of the Company’s Restricted Subsidiaries) or any Equity Interests of any of its Subsidiaries (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries) that are held by an Affiliate of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except (a) payment of interest or principal at the Stated Maturity thereof or to satisfy a scheduled sinking fund or amortization or other installment obligation thereon or (b) the purchase, redemption or other acquisition or retirement of any such Subordinated Indebtedness purchased in anticipation of satisfying a payment at the Stated Maturity thereof or a sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”);

provided, however, that the Company may make a Restricted Payment if, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the 2015 Notes Issue Date (excluding Restricted Payments permitted by clauses (1), (3), (4), (5), (6), (7), (8), (9), (10), (11) and (12) of the next succeeding paragraph (B)), is less than the sum, without duplication, of

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the 2015 Notes Issue Date to the end of the Company’s most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds and the Fair Market Value of property and assets (other than Indebtedness) received by the Company since the 2015 Notes Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(c) to the extent that any Restricted Investment that was made after the 2015 Notes Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; provided, however, that no amount shall be included under this clause (c) to the extent it is already included in Consolidated Net Income; plus

(d) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the 2015 Notes Issue Date or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary after the 2015 Notes Issue Date or the transfer of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary after the 2015 Notes Issue Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary, as determined by the Company in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment).

(B) The provisions of the immediately preceding paragraph (A) will not prohibit:

(1) the redemption, repurchase, retirement or other acquisition of Capital Stock of the Company after the 2015 Notes Issue Date in an amount not to exceed $75.0 million, provided that the Company may repurchase additional Capital Stock, in an aggregate amount not to exceed an additional $75.0 million during the life of the Notes, if the Net Leverage Ratio determined as of the end of the Company’s most recently ended fiscal quarter preceding the date of such proposed redemption, repurchase, retirement or other acquisition for which financial statements are available would have been no greater than 2.0:1;

(2) the payment of any dividend within 60 days after the date of declaration thereof, provided that on the date of such declaration such payment would have complied with the provisions of the Indenture;

(3) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Company or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock);

(4) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Company with the net cash proceeds from an incurrence of Subordinated Indebtedness in accordance with the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;

(5) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;

(6) the redemption, repurchase, retirement or other acquisition of Capital Stock of the Company deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(7) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any current or former employees or directors of the Company pursuant to any management equity subscription agreement, employee agreement or stock option agreement approved by the Board of Directors of the Company; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year shall not exceed the sum of (a) $2.0 million and (b) the amount of Restricted Payments permitted but not made pursuant to this clause (7) in the immediately preceding fiscal year (including, for the avoidance of doubt, and without duplication, the fiscal year preceding the fiscal year in which the Issue Date occurs);

(8) dividends paid on shares of Disqualified Stock of the Company issued in accordance with the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;

(9) so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of dividends on the Company’s issued and outstanding Common Stock (other than Disqualified Stock) in an amount not to exceed $0.04 per share (as adjusted for stock splits and similar transactions after the date of the Indenture) per fiscal quarter; provided that the aggregate amount of all dividends declared or paid pursuant to this clause (9) shall not exceed $22.0 million in any fiscal year;

(10) [Reserved];

(11) so long as no Default has occurred and is continuing or would be caused thereby, Restricted Payments in an aggregate amount not to exceed $25.0 million; and

(12) the redemption, repurchase, retirement or other acquisition of Capital Stock of the Company or, so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of dividends on the Company’s issued and outstanding Common Stock (other than Disqualified Stock), in an aggregate amount not to exceed $350.0 million during the life of the Notes if the Net Leverage Ratio determined as of the end of the Company’s most recently ended fiscal quarter preceding the date of such proposed redemption, repurchase, retirement or other acquisition or such declaration or payment of dividends for which financial statements are available would have been no greater than 2.0:1.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Redemption of Existing 2015 Notes

The Company will not, and will not permit any of its Restricted Subsidiaries to, optionally redeem, optionally repurchase or otherwise optionally acquire or retire for value, in whole or in part, any Indebtedness evidenced by the 2015 Indenture, whether pursuant to a tender offer, open market purchases or otherwise.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness, and the Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company may incur Indebtedness if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company and any of its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount which, when taken together with all other Indebtedness incurred pursuant to this clause (1) and then outstanding, does not exceed (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) the greater of (a) $225.0 million less (i) the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay any such Indebtedness (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the covenant described under the caption “— Certain Covenants — Asset Sales” and (ii) the principal component of amounts outstanding under a Permitted Asset Securitization to the extent a corresponding reduction is required under the Credit Facilities or (b) the Borrowing Base;

(2) Existing Indebtedness of the Company and its Restricted Subsidiaries;

(3) the incurrence by the Company of Indebtedness represented by the Original Notes and the Exchange Notes and Guarantees of the Notes by Restricted Subsidiaries;

(4) the incurrence by the Company of Indebtedness (i) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, lease or cost of construction or improvement of property, plant or equipment used in the business of the Company (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) at the time of, or within 270 days after, such purchase, lease construction or improvement or (ii) as part of a Sale and Leaseback Transaction, in an aggregate principal amount, including all Permitted Refinancing

Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $20.0 million or (b) 1% of Adjusted Consolidated Net Tangible Assets;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), or (13) of this paragraph;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes;

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or any of its Restricted Subsidiaries and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or any of its Restricted Subsidiaries, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6); and

(c) Indebtedness owed to the Company must be evidenced by an unsubordinated promissory note;

(7) the Guarantee by the Company and any of its Restricted Subsidiaries of Indebtedness of a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

(8) (i) Indebtedness of the Company and any of its Restricted Subsidiaries under agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company pursuant to such agreements, in any case incurred in connection with the disposition of any business or assets, so long as the principal amount does not exceed the gross proceeds actually received by the Company in connection with such disposition, (ii) Indebtedness of the Company represented by letters of credit for the account of the Company issued in the ordinary course of business of the Company to provide security for workers’ compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to worker’s compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company in the ordinary course of business and (iii) Indebtedness of the Company and any of its Restricted Subsidiaries arising from the honoring by a bank or financial institution of a check, draft of similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that, in the case of this clause (iii), such Indebtedness is extinguished within five business days of its incurrence;

(9) Guarantees of the Company with respect to Operating Lease payments;

(10) Indebtedness of the Company relating to Rental Pool Capital Expenditures in an aggregate principal amount which, when taken together with all other Indebtedness incurred pursuant to this clause (10) and then outstanding, does not exceed the greater of (a) $100.0 million or (b) 40% of the sum of the “Property and Equipment, net” and “Equipment on operating leases, net of accumulated depreciation” line items on the Company’s consolidated balance sheets for the most recently ended fiscal quarter;

(11) Indebtedness of any Foreign Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness incurred pursuant to this clause (11) and then outstanding, does not exceed $15.0 million;

(12) Indebtedness of the Company and any of its Restricted Subsidiaries incurred in connection with a Permitted Asset Securitization; and

(13) the incurrence by the Company of additional Indebtedness in an aggregate principal amount which, when taken together with all other Indebtedness incurred pursuant to this clause (13) and then outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (13), does not exceed $15.0 million.

Any Indebtedness that is permitted to be incurred pursuant to this covenant by the Company but not a Restricted Subsidiary may be incurred by any Restricted Subsidiary that Guarantees payment of the Notes and otherwise complies with the requirements of the covenant described under “— Certain Covenants — Issuances of Guarantees by Restricted Subsidiaries” that would be applicable if such Restricted Subsidiary Guaranteed Indebtedness of the Company.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) of the second immediately preceding paragraph, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify on the date of its incurrence such item of Indebtedness in any manner that complies with this covenant. Indebtedness under the Credit Agreement outstanding on the date of the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt set forth above. In addition, any Indebtedness originally classified as incurred pursuant to clauses (2) through (13) of the second immediately preceding paragraph may later be reclassified by the Company such that it will be deemed as having been incurred pursuant to another one or more of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such other clause or clauses at the time of such reclassification.

Notwithstanding any other provision of this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such Fair Market Value, if in excess of $20.0 million, is determined by the Company’s Board of Directors and evidenced by a Board Resolution set forth in an Officers’ Certificate delivered to the Trustee; and

(3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Replacement Assets or a combination of both. For purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets pursuant to a customary written novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 90 days of such Asset Sale.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or a Restricted Subsidiary may apply such Net Proceeds at its option:

(1) to repay (i) Indebtedness secured by such assets, (ii) Indebtedness under a Credit Facility or (iii) Indebtedness of a Restricted Subsidiary of the Company and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or

(2) to purchase Replacement Assets or to make a capital expenditure in or that is used or useful in a Permitted Business

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph within 360 days after the receipt of such Net Proceeds (or, if later, 90 days after the execution of any agreement with respect to such application, which agreement is signed within 360 days after the date of the receipt of such Net Proceeds) will constitute “Excess Proceeds.” Within 30 days after the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and additional interest, if any, to, but not including, the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

The Credit Agreement currently restricts the ability of the Company to purchase any Notes, and also provides that certain asset sale events with respect to the Company would constitute a default under the Credit Agreement. Any future credit agreements or other similar agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, that secures Indebtedness, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with (or, in the case of Subordinated Indebtedness, prior to) the obligations so secured until such time as such obligations are no longer secured by such Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

(1) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any liabilities owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under, by reason of or with respect to:

(1) the Credit Agreement, Existing Indebtedness or any other agreements in effect on the 2015 Notes Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the 2015 Notes Issue Date (as determined in good faith by the Company, whose determination will be conclusive);

(2) the Indenture and the Notes;

(3) any Finance Subsidiary or Subsidiary SPC that is a Foreign Subsidiary of the Company;

(4) applicable law;

(5) any Person, or the property or assets of such Person, acquired by the Company or any of its Restricted Subsidiaries, existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of such Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition (as determined in good faith by the Company, whose determination will be conclusive);

(6) in the case of clause (3) of the first paragraph of this covenant:

(a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any of its Restricted Subsidiaries not otherwise prohibited by the Indenture, or

(c) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted Subsidiaries in any manner material to the Company or any of its Restricted Subsidiaries;

(7) any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary of the Company;

(8) the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if either:

(a) such encumbrances or restrictions, taken as a whole, are no more restrictive in the aggregate than those contained in the Indenture or the Notes (as determined in good faith by the Company, whose determination shall be conclusive), or

(b) (i) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

(ii) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company, whose determination will be conclusive), and

(iii) the Company determines in good faith that any such encumbrance or restriction will not materially adversely affect the Company’s ability to make principal or interest payments on the Notes; and

(9) the terms of a Permitted Asset Securitization entered into by a Finance Subsidiary, Subsidiary SPC or a Restricted Subsidiary.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company (as determined in good faith by the Company, whose determination will be conclusive); and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among the Company and/or its Restricted Subsidiaries or any of its wholly-owned Subsidiaries;

(2) payment of reasonable and customary fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, and compensation (including amounts paid pursuant to employee benefit plans or arrangements) paid to, and indemnity provided for the benefit of, officers, directors and employees of the Company or any of the Company’s Restricted Subsidiaries, so long as the Board of Directors of the Company in good faith shall have approved the terms thereof;

(3) Permitted Investments or Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “— Certain Covenants — Restricted Payments”;

(4) any issuance or sale of Capital Stock (other than Disqualified Stock) of, or any capital contribution to, the Company; or

(5) any transaction with a wholly-owned Finance Subsidiary or wholly-owned Subsidiary SPC in connection with a Permitted Asset Securitization.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(1) the Subsidiary to be so designated has total assets of $1,000 or less; or

(2) if such Subsidiary has total assets of more than $1,000:

(a) any Guarantee by the Company or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated that survives such designation will be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;

(b) the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any of its Restricted Subsidiaries of any Indebtedness of such Subsidiary) will be deemed to be an Investment made as of the time of such designation and that such Investment either (i) would be permitted under the covenant described above under the caption “— Certain Covenants — Restricted Payments” or (ii) would constitute a Permitted Investment;

(c) such Subsidiary does not own any Equity Interests of, or hold any Liens on any property of, the Company or any of its Restricted Subsidiaries;

(d) the Subsidiary being so designated:

(i) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(ii) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(e) no Default or Event of Default would be in existence following such designation; or

(3) such designation is effective immediately upon such entity becoming a Subsidiary.

Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments (a) would be permitted under the covenant described above under the caption “— Certain Covenants — Restricted Payments” or (b) would constitute Permitted Investments;

(3) all Liens of such Unrestricted Subsidiary securing Indebtedness existing at the time of such designation would be permitted under the caption “— Certain Covenants — Liens”; and

(4) no Default or Event of Default would be in existence following such designation.

Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any of its Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if:

(1) the Company or such Restricted Subsidiary, as applicable, could have incurred (a) Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “— Certain Covenants — Liens”;

(2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value, as determined in good faith by the Company, whose determination shall be conclusive, and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that Sale and Leaseback Transaction; and

(3) the Company applies the proceeds of such transaction in compliance with the covenant described above under the caption “— Certain Covenants — Asset Sales”.

Issuances of Guarantees by Restricted Subsidiaries

(A) The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company, unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Subsidiary Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of or pledge to secure such other Indebtedness; (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee of the Notes; and (iii) such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that (A) such Subsidiary Guarantee has been duly executed and authorized and (B) such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

(B) The foregoing paragraph (A) shall not apply to any Guarantee:

(1) of Indebtedness incurred pursuant to paragraph (1) and (2) of the definition of Permitted Debt or Permitted Refinancing Indebtedness in respect thereof; or

(2) that constitutes a Permitted Lien.

The Subsidiary Guarantee of a Subsidiary Guarantor will be automatically released:

(1) in connection with any sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company, if the sale or other disposition complies with the covenant described above under the caption “— Certain Covenants — Asset Sales”; or

(2) in connection with the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee pursuant to this covenant, except a discharge or release by, or as a result of, a payment under such Guarantee.

Merger, Consolidation or Sale of Assets

The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) convey, transfer or lease its properties and assets substantially as an entirety, in one or more related transactions, to another Person or Persons, unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such conveyance, transfer or lease shall have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(3) immediately after giving effect to such transaction, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such conveyance, transfer or lease shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”.

Clause (3) of the first paragraph of this covenant will not apply to any merger, consolidation or conveyance, transfer or lease of assets between or among the Company and any of its Restricted Subsidiaries.

The Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such conveyance, transfer or lease shall have been made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from any obligation to pay the principal or premium, if any, and interest on, the Notes.

Business Activities

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) of the preceding paragraph with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, the Company will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest (including any additional interest) on the Notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Repurchase upon a Change of Control,” “— Certain Covenants — Asset Sales” or “— Certain Covenants — Merger, Consolidation or Sale of Assets” or “— Certain Covenants — Redemption of Existing 2015 Notes”;

(4) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of the Notes outstanding to comply with any of the other agreements in the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness at final maturity thereof; or

(b) results in the acceleration of such Indebtedness prior to its final maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a similar default aggregates $20.0 million or more;

(6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million, net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage with respect to the underlying claim, which judgments are not paid, discharged or stayed for a period of 60 days; and

(7) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary of the Company.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the respective Event of Default.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or additional interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or additional interest on, or the principal of, the Notes. The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or additional interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

The Company is required to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and additional interest, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium and additional interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that the defeasance trust does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(7) if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(8) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes

(including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or additional interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than U.S. dollars;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or additional interest, if any, on the Notes;

(7) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

(8) except as otherwise permitted under the covenant described under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets,” consent to the assignment or transfer by the Company of any of its rights or obligations under the Indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding paragraph, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to make any change that does not adversely affect the rights of any holder of the Notes in any material respect;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(5) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(7) to comply with the provisions described under “— Certain Covenants — Issuances of Guarantees by Restricted Subsidiaries”, including to release any Subsidiary Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee in accordance with the applicable provision of the Indenture;

(8) to provide a Guarantee of the Notes by one or more Subsidiaries of the Company;

(9) to evidence and provide for the acceptance of appointment by a successor Trustee; or

(10) to provide for the issuance of Additional Notes in accordance with the Indenture.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which the Company is bound;

(3) the Company has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the Company, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

The Exchange Notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depositary Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes”. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. The Company takes no responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the applicable Participants with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Notes in certificated form, and to distribute such Notes to its Participants.

Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor depositary;

(2) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; or

(3) the Company, at its option, notifies the Trustee that it has elected to cause the issuance of Certificated Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2015 Indenture” means that certain indenture by and between the Company and The Bank of New York, as trustee, dated as of September 21, 2005, as amended by the First Supplemental Indenture dated as of March 29, 2007, between the Company and The Bank of New York, as trustee, and as further amended, restated, supplemented or otherwise modified from time to time.

“2015 Notes” means those certain 7.75% senior notes due 2015 issued pursuant to the 2015 Indenture.

“2015 Notes Issue Date” means September 21, 2005.

“Adjusted Consolidated Net Tangible Assets” of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less (1) all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, and research and development costs, (2) current liabilities and (3) all finance receivables.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenants described under “— Restricted Payments,” “— Asset Sales” and “— Transactions with Affiliates” only, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “— Repurchase upon a Change of Control” and/or the covenant described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the covenant described above under the caption “— Certain Covenants — Asset Sales”; and

(2) the issuance of Equity Interests by any Restricted Subsidiary of the Company (other than directors’ qualifying shares) or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $3.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the sale or other disposition of Cash Equivalents or marketable securities;

(6) any transaction that constitutes a Permitted Investment or a Restricted Payment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments”;

(7) any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company and its Restricted Subsidiaries;

(8) the creation of a Lien not prohibited by the Indenture;

(9) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property of the Company or any Restricted Subsidiary of the Company to the extent such license does not interfere with the business of the Company or any Restricted Subsidiary of the Company;

(10) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claim of any kind; and

(11) a Permitted Asset Securitization.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Indebtedness represented thereby according to the definition of “Capital Lease Obligation”, and (b) in all other instances, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Borrowing Base” means the amount equal to 25% of the sum of (a) the book value of the accounts receivable of the Company and its Restricted Subsidiaries plus (b) the book value of the inventory of the Company, in each case as of the end of the most recently ended fiscal quarter of the Company for which financial statements of the Company have been made available.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, shares of corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof ( provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3) time deposits, money market deposits and certificates of deposit with maturities of 270 days or less from the date of acquisition, with any commercial banks organized under the laws of the United States, the United Kingdom or Canada, each having capital and surplus in excess of $500.0 million and a rating of “A” or better by a nationally recognized statistical rating agency;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) of this definition, or any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(5) tax-free variable rate demand notes which are fully supported by letters of credit with any financial institution meeting the qualifications specified in clause (3) of this definition;

(6) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within 270 days after the date of acquisition;

(7) instruments equivalent to those referred to in clauses (1) to (6) of this definition denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

(8) investment in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of a majority of the voting power of the Voting Stock of the Company;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange

Act) becomes, directly or indirectly, the Beneficial Owner of a majority of the voting power of all classes of Voting Stock of the Company.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus :

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges of such Person and its Restricted Subsidiaries for such period to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice and any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges or asset valuation adjustments made in any prior period, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount of Consolidated Net Income of such Restricted Subsidiary would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income for such period of any Person that is not a Subsidiary, of any Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded, provided that, to the extent not previously included in Consolidated Net Income, Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(2) the income reflected on the “finance income” line on the Company’s consolidated statement of income and the interest expense reflected on the “finance interest expense” line on the Company’s consolidated statement of income, together with the related provision for taxes on such amounts calculated using the same effective tax rate as the consolidated effective tax rate for the same period, shall be excluded (except to the extent included pursuant to clause (1) above);

(3) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity holders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that, to the extent not previously included in Consolidated Net Income, Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof (subject to the provisions of this clause (3)) in respect of such period;

(4) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(5) the cumulative effect of any change in accounting principles shall be excluded;

(6) restructuring charges related to actions taken prior to July 1, 2005, together with the related provision for taxes on such charges calculated using the same effective tax rate as the consolidated effective tax rate for the same period, shall be excluded;

(7) noncash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs, shall be excluded; and

(8) unrealized gains and losses from Hedging Obligations that do not constitute Indebtedness shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the 2015 Notes Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of June 28, 2006, by and among the Company, as borrower, the lenders from time to time party thereto and Wachovia Bank, National Association, as Administrative Agent and Collateral Agent, providing for up to $200 million of revolving credit borrowings, including any related letters of credit, notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by one or more credit facilities, in which case, the credit agreement or similar agreement together with all other documents and instruments related shall constitute the “Credit Agreement,” whether with the same or new agents and lenders.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement (and any hedging arrangements with the lenders thereunder or Affiliates of such lenders, secured by the collateral securing the Company’s Obligations under the Credit Agreement), commercial paper facilities, fiscal agency agreements or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuance of notes, bonds, debentures or other evidences of Indebtedness, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by one or more of such facilities or forms of Indebtedness.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Determination Date” means, with respect to an Interest Period, the second London Banking Day preceding the first day of such Interest Period.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if:

(1) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under “— Certain Covenants — Asset Sales” and “— Repurchase upon a Change of Control”; and

(2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature. The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however , that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) of any Person.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture (including, without limitation, the 2015 Notes).

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company or, if such amount exceeds $20.0 million, by the Board of Directors, whose determination shall be conclusive.

“Finance Subsidiary” means (i) IKON Office Solutions Dublin Limited and IKON Capital PLC and (ii) each other Subsidiary created or acquired after the 2015 Notes Issue Date the primary business of which is the leasing or other financing of products distributed by the Company and its Subsidiaries.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

provided that in no event shall interest expense reflected on the “finance interest expense” line on the Company’s consolidated statement of income be included within Fixed Charges.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person and Investments that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; and

(4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates.

“incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an incurrence of Indebtedness.

“Indebtedness” means, with respect to any specified Person (without duplication),

(1) any indebtedness of such Person, whether or not contingent, other than indebtedness supporting finance contracts and unsold residual value that is non-recourse to, and is not otherwise guaranteed by (other than performance Guarantees not involving a monetary obligation in connection with such indebtedness), the Company or any other Restricted Subsidiary thereof,

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations described in clause (e) below entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement;

(c) representing banker’s acceptances;

(d) in respect of Hedging Obligations, other than Hedging Obligations that are incurred for the purpose of protecting the Company or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates, and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

(e) representing the balance deferred and unpaid of the purchase price of any property which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except any such balance that constitutes an accrued expense or trade payable;

(2) Capital Lease Obligations and Attributable Debt; and

(3) Disqualified Stock.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) in the case of a Hedging Obligation that constitutes Indebtedness shall be equal to the notional amount of such Hedging Obligation;

provided that the obligation to repay money borrowed and set aside at the time of the incurrence of any Indebtedness in order to pre-fund the payment of the interest on such Indebtedness shall be deemed not to be “Indebtedness” so long as such money is held to secure the payment of such interest.

“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date; provided, however, that the first Interest Period shall commence on and include December 20, 2007 and end on and include March 31, 2008.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees or other arrangements, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or any of its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, travel and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such former Restricted Subsidiary at the time of such sale or other disposition.

“Issue Date” means December 20, 2007.

“LIBOR” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for three-month periods beginning on the first day of such Interest Period that appears on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on the Determination Date. If Reuters Screen LIBOR01 does not include such a rate or is unavailable on a Determination Date, the calculation agent (the “Calculation Agent”), which shall initially be the Trustee, will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a principal amount of not less than $1,000,000 for a three-month period beginning on the first day of such Interest Period. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a principal amount of not less than $1,000,000 to leading European banks for a three-month period beginning on the first day of such Interest Period. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction. An Operating Lease shall not constitute a Lien on the assets subject thereto.

“London Banking Day” is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Moody’s” means Moody’s Investor Services, Inc. or any successor rating agency.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any asset sale outside the ordinary course of business of such Person or its Restricted Subsidiaries; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss of such Person or its Restricted Subsidiaries, together with any related provision for taxes on such extraordinary gain (or loss).

“Net Leverage Ratio” means, for any person as of any date (the “Leverage Calculation Date”), the ratio of (i) an amount equal to (a) Indebtedness of such Person and its Restricted Subsidiaries on the Leverage Calculation Date less (b) the cash and marketable securities of such person and its Restricted Subsidiaries on the Leverage Calculation Date, determined on a pro forma basis, to (ii) the Consolidated Cash Flow of such Person for such Person’s four most recently ended fiscal quarters for which financial statements are available. For purposes of calculating the Net Leverage Ratio, acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person and Investments that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, subsequent to the commencement of the period for which the Net Leverage Ratio is being calculated and on or prior to the Leverage Calculation Date during the four-quarter reference period or subsequent to such reference period and on or prior to the Leverage Calculation Date, shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of the Indenture.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease Obligation.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of the Indenture.

“Permitted Asset Securitization” means each Permitted Lease Receivable Securitization and each Permitted Trade Receivable Securitization.

“Permitted Business” means any business conducted or proposed to be conducted (as described in the offering memorandum issued in connection with the 2015 Notes) by the Company and its Restricted Subsidiaries on the 2015 Notes Issue Date and other businesses reasonably related, complementary or ancillary thereto.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in cash or Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Certain Covenants — Asset Sales”;

(5) Hedging Obligations that do not constitute Indebtedness;

(6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(7) stock, obligations or securities received in settlement of debt or satisfaction of judgments;

(8) commission, payroll, travel, relocation and similar advances to officers and employees of the Company or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(9) any Investment where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10) any Investment to the extent such Investment is made by the Company or a Restricted Subsidiary for consideration consisting only of Capital Stock (other than Disqualified Stock) of the Company;

(11) any Investment to the extent such Investment existed on the Issue Date and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded in the same Person as the Investment replaced, refinanced or refunded;

(12) Investments in Finance Subsidiaries or any Subsidiary SPC used to effect a Permitted Asset Securitization in an amount which, when taken together with all other Investments made pursuant to this clause (12) and then outstanding, does not exceed (a) the greater of (i) £100.0 million or (ii) 15% of Adjusted Consolidated Net Tangible Assets in the case of a Permitted Lease Receivable Securitization and (b) the

greater of (i) $100.0 million or (ii) 10% of Adjusted Consolidated Net Tangible Assets in the case of a Permitted Trade Receivable Securitization; and

(13) Investments not otherwise permitted by this definition in an amount which, when taken together with all other Investments made pursuant to this clause (13) and then outstanding, does not exceed the greater of $25.0 million or 2.5% of Adjusted Consolidated Net Tangible Assets.

“Permitted Lease Receivable Securitization” means, with respect to the Company and its Subsidiaries, any pledge, sale, transfer, contribution, conveyance or other disposition of accounts, chattel paper or related rights (each as defined in the UCC) and associated collateral, lockbox and other collection accounts, records and/or proceeds relating to lease receivables of any Finance Subsidiary or Subsidiary SPC, which such sale, transfer, contribution, conveyance or other disposition is funded by the recipient of such assets in whole or in part by borrowings or the issuance of instruments or securities that are paid principally from the cash derived from such assets or interests in such assets; provided that the aggregate amount of gross proceeds available to the Company or any Subsidiary in connection with all such transactions shall not at any time exceed the greater of (i) £100.0 million or (ii) 15% of Adjusted Consolidated Net Tangible Assets and provided further that any such Permitted Lease Receivable Securitization shall be non-recourse to, and shall not otherwise be Guaranteed by (other than performance Guarantees not involving a monetary obligation in connection with such Permitted Lease Receivable Securitization) the Company or any other Restricted Subsidiary thereof.

“Permitted Liens” means:

(1) Liens on the assets of the Company securing Obligations relating to Indebtedness incurred under clause (1) of the second paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) Liens on the assets of the Company securing Obligations relating to Indebtedness incurred in compliance with the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” other than clause (1), (4) or (11) of the second paragraph thereof, provided that the aggregate principal amount of all Indebtedness secured by such liens at any time outstanding shall not exceed the greater of $25.0 million or 2.5% of Adjusted Consolidated Net Tangible Assets;

(3) Liens securing the Notes or any Guarantee of the Notes;

(4) Liens in favor of the Company or any Restricted Subsidiary;

(5) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(6) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(7) Liens existing on the date of the Indenture;

(8) Liens to secure Obligations relating to Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”; provided, however, that any such Lien may not extend to any property or assets of the Company or any Restricted Subsidiary other than the property or assets purchased, leased, constructed or approved with the proceeds of such Indebtedness and any improvements or accessions thereto.

(9) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(10) Liens on cash or Cash Equivalents (a) securing Hedging Obligations of the Company or any of its Restricted Subsidiaries, which are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(11) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(12) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(13) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any of its Restricted Subsidiaries;

(14) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(15) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(16) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any of its Subsidiaries on deposit with or in possession of such bank;

(17) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale and Leaseback Transaction);

(18) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(19) Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(20) Liens of franchisors in the ordinary course of business not securing Indebtedness;

(21) Liens on trade receivables of the Company or assets of Finance Subsidiaries or Subsidiary SPCs arising pursuant to a Permitted Asset Securitization (which Liens shall be limited to accounts, including lease receivables, and chattel paper therein), in an amount at any time outstanding not to exceed (a) the greater of (i) £100.0 million or (ii) 15% of Adjusted Consolidated Net Tangible Assets in the case of a Permitted Lease Receivable Securitization and (b) the greater of (i) $100.0 million or (ii) 10% of Adjusted Consolidated Net Tangible Assets in the case of a Permitted Trade Receivable Securitization;

(22) Liens on the assets of Foreign Subsidiaries securing Indebtedness incurred under clause (11) of the second paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(23) Liens on the property or assets of the Company or any Restricted Subsidiary to secure any Obligations incurred in refinancing, in whole or in part, of any Indebtedness secured by Liens referred to in clause (3), (5), (6) or (7) above; provided, however, that any such Lien shall be limited to all or part of the same property or assets that secured the original Lien (together with improvements and accessions to such property or assets) and the aggregate principal amount of Indebtedness that is secured by such Lien shall not be increased to any amount greater than the sum of:

(a) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clause (3), (5), (6) or (7) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture, and

(b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such refinancing;

(24) Liens securing Obligations relating to Indebtedness of the Company or its Subsidiaries relating to Rental Pool Capital Expenditures in an aggregate amount at any time outstanding not to exceed the greater of (a) $100.0 million or (b) 40% of the sum of the “Property and Equipment, net” and “Equipment on operating leases, net of accumulated depreciation” line items on the Company’s balance sheet for the most recently ended fiscal quarter; and

(25) Liens on lease receivables, financing contracts and related assets securing Obligations of the Company and its Restricted Subsidiaries pursuant to the Amended and Restated Program Agreement dated April 1, 2006 between the Company and General Electric Capital Corporation, including the Canadian Rider dated June 30, 2004, as the same may be amended, supplemented, extended or replaced from time to time.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any premium and defeasance costs necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes, as applicable, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment to the Notes, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes; and

(5) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Trade Receivable Securitization” means, with respect to the Company and its Subsidiaries, any pledge, sale, transfer, contribution, conveyance or other disposition of accounts, chattel paper or related rights (each as defined in the UCC) and associated collateral, lockbox and other collection accounts, records and/or proceeds relating to trade receivables of the Company and its Subsidiaries, directly or indirectly through a Subsidiary SPC, which such sale, transfer, contribution, conveyance or other disposition is funded by the recipient of such assets in whole or in part by borrowings or the issuance of instruments or securities that are paid principally from the cash derived from such assets or interests in such assets; provided that the aggregate amount of gross proceeds available to the Company or any Subsidiary in connection with all such transactions shall not at any time exceed the greater of (i) $100.0 million or (ii) 10% of Adjusted Consolidated Net Tangible Assets and provided further that any such Permitted Trade Receivable Securitization shall be non-recourse to, and shall not otherwise be Guaranteed by (other than performance Guarantees not involving a monetary obligation in connection with such Permitted Trade Receivable Securitization) the Company or any other Restricted Subsidiary thereof.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption upon liquidation.

“Registration Rights Agreement” means (1) with respect to the Notes issued on the date of the Indenture, the Registration Rights Agreement, dated the date of the Indenture, between the Company and Wachovia Capital Markets, LLC and (2) with respect to any Additional Notes, any registration rights agreement between the Company and the other parties thereto relating to the registration by the Company of such Additional Notes under the Securities Act.

“Rental Pool Capital Expenditures” means, with respect to the Company and its Subsidiaries for any period, all expenditures made in connection with the acquisition, replacement or repair of any equipment that will be revenue producing and rented or leased to customers of such Persons.

“Replacement Assets” means (1) assets (other than cash, Cash Equivalents or securities) that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary or (3) Capital Stock constituting a minority interest in a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Reuters Screen LIBOR01” means Reuters screen LIBOR01 page or any replacement page or pages on which London interbank rates of major banks for U.S. dollars are displayed.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired (other than transient ownership of equipment to be subject to an Operating Lease after its acquisition), whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company that is subordinate or junior in right of payment to the 2015 Notes or the Notes, in either case, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee by any Subsidiary Guarantor of the Company’s payment obligations under the Notes.

“Subsidiary Guarantors” means each Subsidiary that executes a Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns until released from their obligations under their Guarantees and the Indenture in accordance with the terms of the Indenture.

“Subsidiary SPC” means each Subsidiary organized as a special purpose entity solely (i) to acquire accounts, chattel paper or related rights from the Company or its Subsidiaries pursuant to one or more Permitted Asset Securitizations, and (ii) to sell, convey, pledge or otherwise transfer such assets, any interests therein and any assets related thereto, to one or more trusts, partnerships, corporations or other entities under such Permitted Asset Securitizations.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the covenant described under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax consequences of the exchange offer to holders of Original Notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. Federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that acquired Original Notes at original issue for cash and holds such Original Notes as a capital asset within the meaning of Section 1221 of the Code.

An exchange of Original Notes for Exchange Notes pursuant to the exchange offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders who exchange their Original Notes for Exchange Notes in connection with the exchange offer and any such holder will have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Original Notes immediately before the exchange.

The foregoing discussion of certain U.S. federal income tax considerations does not consider the facts and circumstances of any particular holder’s situation or status. Accordingly, each holder of Original Notes considering this exchange offer should consult its own tax advisor regarding the tax consequences of the exchange offer to it, including those under state, foreign and other tax laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes during the 180 days after the expiration date. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of not less than 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit from any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Notes) other than dealers’ and brokers’ discounts, commissions and counsel fees and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York and by Baker & Hostetler LLP, Cleveland, Ohio.

EXPERTS

The financial statements, the financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s Report on Internal Control over Financial Reporting), incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Offer to Exchange
Up to $150,000,000 Principal Amount Outstanding of
Senior Unsecured Floating Rate Notes due 2012
for
a Like Principal Amount of
Senior Unsecured Floating Rate Notes due 2012
which have been registered under the Securities Act of 1933

PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Ohio General Corporation Law provides that a corporation shall indemnify persons who incur expenses in the successful defense of a suit or a proceeding brought by reason of the fact that such persons are or were directors or officers of the corporation. Pursuant to Ohio law, IKON has adopted, as part of its Code of Regulations, provisions whereby IKON shall indemnify such persons against expenses (including attorneys’ fees) reasonably incurred in connection with the successful defense of such actions. The Code of Regulations also provides that IKON shall indemnify such persons for expenses (including attorneys’ fees) reasonably incurred in connection with threatened litigation.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, the Code of Regulations provides that such a person shall be indemnified against both (1) expenses (including attorneys’ fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of IKON, and, with respect to any criminal action, he had no reasonable cause to believe his conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of IKON, or if such suit is settled, the Code of Regulations provides that such a person shall be indemnified only against expenses (including attorneys’ fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of IKON except that if such a person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to IKON, he cannot be indemnified unless specific court approval is obtained. In addition, Ohio law does not allow indemnification if the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio General Corporation Law.

IKON has purchased liability insurance policies covering its directors and officers to provide protection in many instances where IKON cannot legally indemnify a director or officer or where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based upon an alleged breach of fiduciary duty or other wrongful act.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.  The following exhibits are filed as a part of this report (listed by numbers corresponding to the Exhibit Table of Item 601 in Regulation S-K):

Sale of Certain Assets and Liabilities Relating to our Leasing Operations in the U.S. and Canada
2.1	Asset Purchase Agreement dated as of December 11, 2003, by and among IKON, IOS Capital, LLC (“IOSC”) and General Electric Capital Corporation, filed as Exhibit 2.1 to IKON’s Form 8-K dated December 15, 2003, is incorporated herein by reference.
2.2	First Amendment dated as of March 31, 2004, between IKON and General Electric Capital Corporation, to the Asset Purchase Agreement dated as of December 10, 2003, filed as Exhibit 2.1 to IKON’s Form 8-K dated April 6, 2004, is incorporated herein by reference.
2.3	Asset Purchase Agreement dated as of March 31, 2004, between IKON, an Ontario corporation, and Heller Financial Canada, filed as Exhibit 2.2 to IKON’s Form 8-K dated April 6, 2004, is incorporated herein by reference.
2.4	Assignment and Amendment Agreement dated as of June 30, 2004, by and among Heller Financial Canada, General Electric Capital Canada, Inc., as general partner of GE VFS Canada Limited Partnership Corporation, IKON, and IKON Office Solutions Northern Ltd., to the Asset Purchase Agreement dated as of March 31, 2004, filed as Exhibit 2.1 to IKON’s Form 8-K dated July 7, 2004, is incorporated herein by reference.
2.5	Asset Purchase Agreement dated as of April 1, 2006, between IKON and General Electric Capital Corporation, filed as Exhibit 2.1 to IKON’s Form 10-Q for the quarter ended March 31, 2006, is incorporated herein by reference.

Corporate Documents
3.1	Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to IKON’s 1997 Form 10-K, is incorporated herein by reference.
3.2	Amendment to Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to IKON’s 1998 Form 10-K, is incorporated herein by reference.
3.3	Code of Regulations, filed as Exhibit 3.2 to IKON’s Form 10-Q for the quarter ended March 31, 1996, is incorporated herein by reference.

$300 Million 6 3/4% Notes Due 2025 and Notes due 2027
4.1	Indenture dated as of December 11, 1995, between IKON and First Fidelity Bank, N.A., as Trustee, filed as Exhibit 4 to IKON’s Registration Statement No. 33-64177, is incorporated herein by reference.

$225 Million 7 3/4% Notes due 2015
4.2	Indenture dated as of September 21, 2005 between IKON and The Bank of New York, filed as Exhibit 10.1 to IKON’s Form 8-K dated September 22, 2005, is incorporated herein by reference.
4.3	Registration Rights Agreement dated as of September 21, 2005 between IKON and the Initial Purchasers of the Notes, filed as Exhibit 10.2 to IKON’s Form 8-K dated September 22, 2005, is incorporated herein by reference.
4.4	First Supplemental Indenture dated as of March 29, 2007, between IKON and The Bank of New York, as trustee, to the Indenture dated as of September 21, 2005 between IKON Office Solutions, Inc. and The Bank of New York, as trustee, filed as Exhibit 10.1 to IKON’s Form 8-K dated March 27, 2007, is incorporated herein by reference.

$150 Million Senior Unsecured Floating Rate Notes due 2012
4.5	Indenture dated as of December 20, 2007 between IKON and The Bank of New York, as trustee, filed as Exhibit 10.1 to IKON’s Form 8-K dated December 24, 2007, is incorporated herein by reference.
4.6	Registration Rights Agreement dated as of December 20, 2005 between IKON and Wachovia Capital Markets, LLC, as Intial Purchaser of the Notes, filed as Exhibit 10.2 to IKON’s Form 8-K dated December 20, 2007, is incorporated herein by reference.

Agreement with Commission pursuant to Regulation S-K, Item 6.01(b)(4)(iii)
4.7	Pursuant to Regulation S-K, Item 601(b)(4)(iii), IKON agrees to furnish to the Commission, upon request, a copy of other instruments defining the rights of holders of long-term debt of IKON and its subsidiaries.

Opinions re legality
5.1	Opinion of Cravath, Swaine and Moore LLP.
5.2	Opinion of Baker & Hostetler LLP.

Credit Facility
10.1	Amended and Restated Credit Agreement dated as of June 28, 2006, by and among IKON, as Borrower, the lenders referred to therein, Deutsche Bank Securities Inc., as Syndication Agent, PNC Bank National Association, as Syndication Agent, The Royal Bank of Scotland PLC, as Documentation Agent, LaSalle Bank National Association, as Documentation Agent, Wachovia Bank, National Association, as Administrative Agent, Collateral Agent, Swingline Lender, and Issuing Lender, and Wachovia Capital Markets, LLC as Sole Lead Arranger and Sole Book Manager, filed as Exhibit 10.1 to IKON’s Form 8-K dated July 5, 2006, is incorporated herein by reference.
10.2	Amendment No. 1 to Amended and Restated Credit Agreement, filed as Exhibit 10.1 to IKON’s Form 8-K dated March 27, 2007, is incorporated herein by reference.

Leasing Programs
10.3	Program Agreement dated March 31, 2004, between IKON and General Electric Capital Corporation, filed as Exhibit 10.1 to IKON’s Form 8-K dated April 6, 2004, is incorporated herein by reference.

10.4	Canadian Rider, dated June 30, 2004, among IKON Office Solutions, Inc., General Electric Capital Canada, Inc., as general partner of GE VFS Canada Limited Partnership Corporation, and IKON Office Solutions Northern Ltd., to the Program Agreement dated March 31, 2004 among IKON, General Electric Capital Corporation, and GE Capital Information Technology Solutions, Inc., filed as Exhibit 10.1 to IKON’s Form 8-K dated July 7, 2004, is incorporated herein by reference.
10.5	Amended and Restated Program Agreement dated as of April 1, 2006, by and among IKON, General Electric Capital Corporation and GE Capital Information Technology Solutions, Inc., filed as Exhibit 10.1 to IKON’s Form 10-Q for the quarter ended March 31, 2006, is incorporated herein by reference.
10.6	First Amendment to Amended and Restated Program Agreement dated as of October 11, 2006, by and among IKON, General Electric Capital Corporation and GE Capital Information Technology Solutions, Inc., filed as Exhibit. 10.1 to IKON’s Form 8-K dated October 11, 2006, is incorporated herein by reference.
10.7	Second Amendment to Amended and Restated Program Agreement dated as of June 26, 2007, filed as Exhibit 10.1 to IKON’s Form 8-K dated June 27, 2007, is incorporated herein by reference.

Compensatory Plans
10.8	Amended and Restated Long Term Incentive Compensation Plan, filed as Exhibit 10.1 to IKON’s Form 10-Q for the quarter ended March 31, 1996, is incorporated herein by reference.**
10.9	Amendment Number 1 to Amended and Restated Long Term Incentive Compensation Plan, filed as Exhibit 10.2 to IKON’s 1998 Form 10-K, is incorporated herein by reference.**
10.10	1995 Stock Option Plan, filed as Exhibit 10.5 to IKON’s Form 10-Q for the quarter ended March 31, 1996, is incorporated herein by reference.**
10.11	Amendment to 1995 Stock Option Plan, filed as Exhibit 10.23 to IKON’s 1998 Form 10-K, is incorporated herein by reference.**
10.12	Non-Employee Directors Stock Option Plan, filed as Exhibit 10.31 to IKON’s 1997 Form 10-K, is incorporated herein by reference.
10.13	1980 Deferred Compensation Plan, filed as Exhibit 10.7 to IKON’s 1992 Form 10-K, is incorporated herein by reference.**
10.14	Amendment dated January 1, 1997, to the 1980 Deferred Compensation Plan, filed as Exhibit 10.37 to IKON’s 2000 Form 10-K, is incorporated herein by reference.**
10.15	Amendment dated November 6, 1997, to 1980 Deferred Compensation Plan, filed as Exhibit 10.28 to IKON’s 1998 Form 10-K, is incorporated herein by reference.**
10.16	1985 Deferred Compensation Plan, filed as Exhibit 10.8 to IKON’s 1992 Form 10-K, is incorporated herein by reference.**
10.17	Amendment dated November 6, 1997, to 1985 Deferred Compensation Plan, filed as Exhibit 10.29 to IKON’s 1998 Form 10-K, is incorporated herein by reference.**
10.18	Amendment dated January 1, 1997, to the 1985 Deferred Compensation Plan, filed as Exhibit 10.41 to IKON’s 2000 Form 10-K, is incorporated herein by reference.**
10.19	Amended and Restated 1994 Deferred Compensation Plan, filed as Exhibit 10.42 to IKON’s 2000 Form 10-K, is incorporated herein by reference.**
10.20	Amendment 2005-1, dated as of July 26, 2005, to IKON’s 1994 Deferred Compensation Plan, filed as Exhibit 10.28 to IKON’s 2005 Form 10-K, is incorporated herein by reference.**
10.21	Changes to the compensation payable to IKON’s independent directors, filed under Item 1.01 to IKON’s Form 8-K dated December 14, 2004, is incorporated herein by reference.**
10.22	Amended and Restated IKON Office Solutions, Inc. Executive Deferred Compensation Plan dated as of February 22, 2006, filed as Exhibit 10.4 to IKON’s Form 8-K dated February 22, 2006, is incorporated herein by reference.**
10.23	2006 Omnibus Equity Compensation Plan, effective February 22, 2006, filed as Exhibit 10.1 to IKON’s Form 8-K dated February 22, 2006, is incorporated herein by reference.**

10.24	Amendment 2007-1, dated as of November 27, 2007, to the Amended and Restated IKON Office Solutions, Inc. Deferred Executive Compensation Plan., filed as Exhibit 10.25 to IKON’s Form 10-K dated November 29, 2007, is incorporated herein by reference.**

Management Contracts
10.25	Employment Agreement for Matthew J. Espe dated as of September 28, 2005, filed as Exhibit 10.1 to IKON’s Form 8-K dated September 30, 2005, is incorporated herein by reference.**
10.26	Amendment dated as of October 25, 2005 to the Employment Agreement for Matthew J. Espe, filed as Exhibit 10.2 to IKON’s Form 8-K dated October 26, 2005, is incorporated herein by reference.**
10.27	Senior Executive Employment Agreement for Robert F. Woods, filed as Exhibit 10.1 to IKON’s Form 8-K dated September 23, 2004, is incorporated herein by reference.**
10.28	Senior Executive Employment Agreement for Jeffrey W. Hickling effective February 1, 2008 is filed herewith.**
10.29	Senior Executive Employment Agreement for Brian D. Edwards dated August 9, 2004, filed as Exhibit 10.42 to IKON’s 2004 Form 10-K, is incorporated herein by reference.**
10.30	Executive Employment Agreement for David Mills dated as of October 22, 1997, filed as Exhibit 10.36 to IKON’s 2005 Form 10-K, is incorporated herein by reference.**
10.31	Supplemental Executive Employment Agreement for David Mills dated as of April 16, 1999, filed as Exhibit 10.37 to IKON’s 2005 Form 10-K, is incorporated herein by reference.**

Miscellaneous
10.32	Lease between Lexington Malvern L.P. and IKON Office Solutions, Inc. dated September 22, 2003 for 70 Valley Stream Parkway, Malvern, PA 19355, filed as Exhibit 10.80 to IKON’s 2003 Form 10-K, is incorporated herein reference.
12.1	Ratio of Earnings to Fixed Charges.
21	Subsidiaries of IKON.
23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).
23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.2).
23.3	Consent of PricewaterhouseCoopers LLP.
24.1	Powers of Attorney (included on signature pages of this registration statement).
25	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee, on Form T-1, relating to the Senior Unsecured Floating Rate Notes due 2012.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4	Form of Letter to Clients.
99.5	Form of Guidelines for Certification of Taxpayer Identification on Substitute Form W-9.

*	Copies of the exhibits will be furnished to any security holder of IKON upon payment of the reasonable cost of reproduction.

**	Management contract or compensatory plan or arrangement.

ITEM 22.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Malvern, State of Pennsylvania on April 4, 2008.

IKON OFFICE SOLUTIONS, INC.

By: /s/ Robert F. Woods
Name:     Robert F. Woods

Title:	Senior Vice President and Chief Financial
Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Hershey, Esq. and Christopher S. Parisi, Esq. and each of them, his or her true and lawful attorney-in -fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in -fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in -fact, agent, or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew J. Espe Matthew J. Espe	Chairman and Chief Executive Officer (Principal Executive Officer)	April 4, 2008

/s/ Robert F. Woods Robert F. Woods	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 4, 2008

/s/ Theodore E. Strand Theodore E. Strand	Vice President and Controller (Principal Accounting Officer)	April 4, 2008

/s/ Philip E. Cushing Philip E. Cushing	Director	April 4, 2008

/s/ Thomas R. Gibson Thomas R. Gibson	Director	April 4, 2008

/s/ Richard A. Jalkut Richard A. Jalkut	Director	April 4, 2008

/s/ Arthur E. Johnson Arthur E. Johnson	Director	April 4, 2008

Signature	Title	Date

/s/ Kurt M. Landgraf Kurt M. Landgraf	Director	April 4, 2008

/s/ Gerald Luterman Gerald Luterman	Director	April 4, 2008

/s/ William E. McCracken William E. McCracken	Director	April 4, 2008

/s/ William L. Meddaugh William L. Meddaugh	Director	April 4, 2008

/s/ Hellene S. Runtagh Hellene S. Runtagh	Director	April 4, 2008

/s/ Anthony P. Terracciano Anthony P. Terracciano	Director	April 4, 2008

EXHIBIT INDEX

Sale of Certain Assets and Liabilities Relating to our Leasing Operations in the U.S. and Canada
2.1	Asset Purchase Agreement dated as of December 11, 2003, by and among IKON, IOS Capital, LLC (“IOSC”) and General Electric Capital Corporation, filed as Exhibit 2.1 to IKON’s Form 8-K dated December 15, 2003, is incorporated herein by reference.
2.2	First Amendment dated as of March 31, 2004, between IKON and General Electric Capital Corporation, to the Asset Purchase Agreement dated as of December 10, 2003, filed as Exhibit 2.1 to IKON’s Form 8-K dated April 6, 2004, is incorporated herein by reference.
2.3	Asset Purchase Agreement dated as of March 31, 2004, between IKON, an Ontario corporation, and Heller Financial Canada, filed as Exhibit 2.2 to IKON’s Form 8-K dated April 6, 2004, is incorporated herein by reference.
2.4	Assignment and Amendment Agreement dated as of June 30, 2004, by and among Heller Financial Canada, General Electric Capital Canada, Inc., as general partner of GE VFS Canada Limited Partnership Corporation, IKON, and IKON Office Solutions Northern Ltd., to the Asset Purchase Agreement dated as of March 31, 2004, filed as Exhibit 2.1 to IKON’s Form 8-K dated July 7, 2004, is incorporated herein by reference.
2.5	Asset Purchase Agreement dated as of April 1, 2006, between IKON and General Electric Capital Corporation, filed as Exhibit 2.1 to IKON’s Form 10-Q for the quarter ended March 31, 2006, is incorporated herein by reference.

Corporate Documents
3.1	Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to IKON’s 1997 Form 10-K, is incorporated herein by reference.
3.2	Amendment to Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to IKON’s 1998 Form 10-K, is incorporated herein by reference.
3.3	Code of Regulations, filed as Exhibit 3.2 to IKON’s Form 10-Q for the quarter ended March 31, 1996, is incorporated herein by reference.

$300 Million 6 3/4% Notes Due 2025 and Notes due 2027
4.1	Indenture dated as of December 11, 1995, between IKON and First Fidelity Bank, N.A., as Trustee, filed as Exhibit 4 to IKON’s Registration Statement No. 33-64177, is incorporated herein by reference.

$225 Million 7 3/4% Notes due 2015
4.2	Indenture dated as of September 21, 2005 between IKON and The Bank of New York, filed as Exhibit 10.1 to IKON’s Form 8-K dated September 22, 2005, is incorporated herein by reference.
4.3	Registration Rights Agreement dated as of September 21, 2005 between IKON and the Initial Purchasers of the Notes, filed as Exhibit 10.2 to IKON’s Form 8-K dated September 22, 2005, is incorporated herein by reference.
4.4	First Supplemental Indenture dated as of March 29, 2007, between IKON and The Bank of New York, as trustee, to the Indenture dated as of September 21, 2005 between IKON Office Solutions, Inc. and The Bank of New York, as trustee, filed as Exhibit 10.1 to IKON’s Form 8-K dated March 27, 2007, is incorporated herein by reference.

$150 Million Senior Unsecured Floating Rate Notes due 2012
4.5	Indenture dated as of December 20, 2007 between IKON and The Bank of New York, as trustee, filed as Exhibit 10.1 to IKON’s Form 8-K dated December 24, 2007, is incorporated herein by reference.
4.6	Registration Rights Agreement dated as of December 20, 2005 between IKON and Wachovia Capital Markets, LLC, as Intial Purchaser of the Notes, filed as Exhibit 10.2 to IKON’s Form 8-K dated December 20, 2007, is incorporated herein by reference.

Agreement with Commission pursuant to Regulation S-K, Item 6.01(b)(4)(iii)
4.7	Pursuant to Regulation S-K, Item 601(b)(4)(iii), IKON agrees to furnish to the Commission, upon request, a copy of other instruments defining the rights of holders of long-term debt of IKON and its subsidiaries.

Opinions re legality
5.1	Opinion of Cravath, Swaine and Moore LLP.
5.2	Opinion of Baker & Hostetler LLP.

Credit Facility
10.1	Amended and Restated Credit Agreement dated as of June 28, 2006, by and among IKON, as Borrower, the lenders referred to therein, Deutsche Bank Securities Inc., as Syndication Agent, PNC Bank National Association, as Syndication Agent, The Royal Bank of Scotland PLC, as Documentation Agent, LaSalle Bank National Association, as Documentation Agent, Wachovia Bank, National Association, as Administrative Agent, Collateral Agent, Swingline Lender, and Issuing Lender, and Wachovia Capital Markets, LLC as Sole Lead Arranger and Sole Book Manager, filed as Exhibit 10.1 to IKON’s Form 8-K dated July 5, 2006, is incorporated herein by reference.
10.2	Amendment No. 1 to Amended and Restated Credit Agreement, filed as Exhibit 10.1 to IKON’s Form 8-K dated March 27, 2007, is incorporated herein by reference.

Leasing Programs
10.3	Program Agreement dated March 31, 2004, between IKON and General Electric Capital Corporation, filed as Exhibit 10.1 to IKON’s Form 8-K dated April 6, 2004, is incorporated herein by reference.
10.4	Canadian Rider, dated June 30, 2004, among IKON Office Solutions, Inc., General Electric Capital Canada, Inc., as general partner of GE VFS Canada Limited Partnership Corporation, and IKON Office Solutions Northern Ltd., to the Program Agreement dated March 31, 2004 among IKON, General Electric Capital Corporation, and GE Capital Information Technology Solutions, Inc., filed as Exhibit 10.1 to IKON’s Form 8-K dated July 7, 2004, is incorporated herein by reference.
10.5	Amended and Restated Program Agreement dated as of April 1, 2006, by and among IKON, General Electric Capital Corporation and GE Capital Information Technology Solutions, Inc., filed as Exhibit 10.1 to IKON’s Form 10-Q for the quarter ended March 31, 2006, is incorporated herein by reference.
10.6	First Amendment to Amended and Restated Program Agreement dated as of October 11, 2006, by and among IKON, General Electric Capital Corporation and GE Capital Information Technology Solutions, Inc., filed as Exhibit. 10.1 to IKON’s Form 8-K dated October 11, 2006, is incorporated herein by reference.
10.7	Second Amendment to Amended and Restated Program Agreement dated as of June 26, 2007, filed as Exhibit 10.1 to IKON’s Form 8-K dated June 27, 2007, is incorporated herein by reference.

Compensatory Plans
10.8	Amended and Restated Long Term Incentive Compensation Plan, filed as Exhibit 10.1 to IKON’s Form 10-Q for the quarter ended March 31, 1996, is incorporated herein by reference.**
10.9	Amendment Number 1 to Amended and Restated Long Term Incentive Compensation Plan, filed as Exhibit 10.2 to IKON’s 1998 Form 10-K, is incorporated herein by reference.**
10.10	1995 Stock Option Plan, filed as Exhibit 10.5 to IKON’s Form 10-Q for the quarter ended March 31, 1996, is incorporated herein by reference.**
10.11	Amendment to 1995 Stock Option Plan, filed as Exhibit 10.23 to IKON’s 1998 Form 10-K, is incorporated herein by reference.**
10.12	Non-Employee Directors Stock Option Plan, filed as Exhibit 10.31 to IKON’s 1997 Form 10-K, is incorporated herein by reference.
10.13	1980 Deferred Compensation Plan, filed as Exhibit 10.7 to IKON’s 1992 Form 10-K, is incorporated herein by reference.**
10.14	Amendment dated January 1, 1997, to the 1980 Deferred Compensation Plan, filed as Exhibit 10.37 to IKON’s 2000 Form 10-K, is incorporated herein by reference.**
10.15	Amendment dated November 6, 1997, to 1980 Deferred Compensation Plan, filed as Exhibit 10.28 to IKON’s 1998 Form 10-K, is incorporated herein by reference.**
10.16	1985 Deferred Compensation Plan, filed as Exhibit 10.8 to IKON’s 1992 Form 10-K, is incorporated herein by reference.**
10.17	Amendment dated November 6, 1997, to 1985 Deferred Compensation Plan, filed as Exhibit 10.29 to IKON’s 1998 Form 10-K, is incorporated herein by reference.**
10.18	Amendment dated January 1, 1997, to the 1985 Deferred Compensation Plan, filed as Exhibit 10.41 to IKON’s 2000 Form 10-K, is incorporated herein by reference.**
10.19	Amended and Restated 1994 Deferred Compensation Plan, filed as Exhibit 10.42 to IKON’s 2000 Form 10-K, is incorporated herein by reference.**

10.20	Amendment 2005-1, dated as of July 26, 2005, to IKON’s 1994 Deferred Compensation Plan, filed as Exhibit 10.28 to IKON’s 2005 Form 10-K, is incorporated herein by reference.**
10.21	Changes to the compensation payable to IKON’s independent directors, filed under Item 1.01 to IKON’s Form 8-K dated December 14, 2004, is incorporated herein by reference.**
10.22	Amended and Restated IKON Office Solutions, Inc. Executive Deferred Compensation Plan dated as of February 22, 2006, filed as Exhibit 10.4 to IKON’s Form 8-K dated February 22, 2006, is incorporated herein by reference.**
10.23	2006 Omnibus Equity Compensation Plan, effective February 22, 2006, filed as Exhibit 10.1 to IKON’s Form 8-K dated February 22, 2006, is incorporated herein by reference.**
10.24	Amendment 2007-1, dated as of November 27, 2007, to the Amended and Restated IKON Office Solutions, Inc. Deferred Executive Compensation Plan., filed as Exhibit 10.25 to IKON’s Form 10-K dated November 29, 2007, is incorporated herein by reference.**

Management Contracts
10.25	Employment Agreement for Matthew J. Espe dated as of September 28, 2005, filed as Exhibit 10.1 to IKON’s Form 8-K dated September 30, 2005, is incorporated herein by reference.**
10.26	Amendment dated as of October 25, 2005 to the Employment Agreement for Matthew J. Espe, filed as Exhibit 10.2 to IKON’s Form 8-K dated October 26, 2005, is incorporated herein by reference.**
10.27	Senior Executive Employment Agreement for Robert F. Woods, filed as Exhibit 10.1 to IKON’s Form 8-K dated September 23, 2004, is incorporated herein by reference.**
10.28	Senior Executive Employment Agreement for Jeffrey W. Hickling effective February 1, 2008 is filed herewith.**
10.29	Senior Executive Employment Agreement for Brian D. Edwards dated August 9, 2004, filed as Exhibit 10.42 to IKON’s 2004 Form 10-K, is incorporated herein by reference.**
10.30	Executive Employment Agreement for David Mills dated as of October 22, 1997, filed as Exhibit 10.36 to IKON’s 2005 Form 10-K, is incorporated herein by reference.**
10.31	Supplemental Executive Employment Agreement for David Mills dated as of April 16, 1999, filed as Exhibit 10.37 to IKON’s 2005 Form 10-K, is incorporated herein by reference.**

Miscellaneous
10.32	Lease between Lexington Malvern L.P. and IKON Office Solutions, Inc. dated September 22, 2003 for 70 Valley Stream Parkway, Malvern, PA 19355, filed as Exhibit 10.80 to IKON’s 2003 Form 10-K, is incorporated herein reference.
12.1	Ratio of Earnings to Fixed Charges.
21	Subsidiaries of IKON.
23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).
23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.2).
23.3	Consent of PricewaterhouseCoopers LLP.
24.1	Powers of Attorney (included on signature pages of this registration statement).
25	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee, on Form T-1, relating to the Senior Unsecured Floating Rate Notes due 2012.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4	Form of Letter to Clients.
99.5	Form of Guidelines for Certification of Taxpayer Identification on Substitute Form W-9.

*	Copies of the exhibits will be furnished to any security holder of IKON upon payment of the reasonable cost of reproduction.

**	Management contract or compensatory plan or arrangement.